UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Thomasville Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

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THOMASVILLE BANCSHARES, INC.

301 North Broad Street

Thomasville, Georgia 31792

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2008

The Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the “Company”) will be held on Tuesday, May 13, 2008 at 5:30 p.m., at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, for the following purposes:

(1)	to elect four Class I directors, each to serve for a term of three years and until his successor is elected and qualified;

(2)	to ratify the appointment of Francis & Co., CPAs as independent auditors for the Company for 2008; and

(3)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 18, 2008 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ Stephen H. Cheney
Stephen H. Cheney President and Chief Executive Officer

Thomasville, Georgia

April 18, 2008

Please complete and return the enclosed proxy promptly so that your vote may be recorded at the meeting if you do not attend personally.

THOMASVILLE BANCSHARES, INC.

301 North Broad Street

Thomasville, Georgia 31792

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2008

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thomasville Bancshares, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at 5:30 p.m. on Tuesday, May 13, 2008, at the Company’s principal offices, 301 North Broad Street, Thomasville, Georgia and at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 18, 2008.

VOTING

Voting and the Revocability of Proxies

When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given the shares will be voted FOR the election of the nominees for directors set forth herein and FOR the ratification of Francis & Co. as independent auditors. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the Annual Meeting if they are present in person at the Annual Meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the ratification of Francis & Co. as independent auditors and to approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists, but will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

Record Date and Share Ownership

The record of shareholders entitled to vote at the Annual Meeting was taken on March 18, 2008. On that date, the Company had outstanding and entitled to vote 2,964,243 shares of common stock, with each share of common stock entitled to one vote.

Expenses of Solicitation

The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

The Board of Directors of the Company, pursuant to the Company’s Bylaws, has set the number of directors to serve for the next year at eleven, four of whom are to be elected at the Annual Meeting. The Company’s Articles of Incorporation provide for a classified Board of Directors, whereby approximately one-third of the Company’s Board of Directors are elected each year at the Company’s annual meeting of shareholders, to serve a three-year term. Each of the Company’s four Class I directors is presently standing for re-election to the Board of Directors. If elected, each nominee will serve for a term of three years and until his successor is elected and qualified.

In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The Board of Directors recommends the election of the four nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if not elected.

The following persons have been nominated for re-election to the Board of Directors as Class I directors:

Charles A. Balfour, age 44, has been a director of the Company since March 1995. Mr. Balfour is President of Balfour Timber Company, Inc., where he has served as President since 1994. He is also President of Balfour Pole, LLC, a manufacturer of utility poles and pilings. From 1992 to January 1995, Mr. Balfour served on the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He currently serves on the board of the Georgia Forestry Association.

Joel W. Barrett, age 39, was elected to the Board of Directors in May 2006, and is President of TNB Financial Services, a division of Thomasville National Bank. Mr. Barrett has been with the Company since July 2002. He currently serves on the boards of the Marguerite N. Williams Boys and Girls Club, the Thomasville/Thomas County Chamber of Commerce, and is an Officer of First Presbyterian Church of Thomasville.

Stephen H. Cheney, age 50, has been President and Chief Executive Officer, and a director of the Company since March 1995. In addition to his profession, Mr. Cheney is currently President of Thomasville Team 2000, a member of the Board of Directors of Archbold Medical Center and a member of the Board of Trustees of Thomas University. He is also past President of the Thomasville YMCA, past member of the Thomasville Payroll Development Authority, past Chairman of the Thomasville/Thomas County Chamber of Commerce and former Vice Chairman of the Thomasville Housing Authority.

Richard L. Singletary, Jr., age 48, has been a director of the Company since March 1995. Mr. Singletary is the President of several real estate development companies with interests in single-family homes and apartment communities. He has been developing real estate since 1991, and his previous work experience includes four years of banking with the First National Bank of Atlanta. Mr. Singletary recently served on the Thomasville City Council for 15 years and has recently retired as Mayor of the City. He serves on the following Boards of directors: John D. Archbold Memorial Hospital, Thomasville Y.M.C.A., the State of Georgia Board of Economic Development, and the Thomasville/Thomas County Recreation Advisory Board.

The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the election of the nominees listed above.

Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the Annual Meeting:

Class II directors serving for a term expiring at the 2009 Annual Meeting of Shareholders:

Charles E. Hancock, M.D., age 48, has been a director of the Company since March 1995. Dr. Hancock is an Orthopedic Surgeon in private practice at the Thomasville Orthopedic Center, where he has practiced since 1991. Dr. Hancock is affiliated with the Archbold Medical Center. He is also Chairman of Devour Brands, LLC, parent company of Granddaddy’s Barbeque, LLC based in Thomasville.

Charles H. Hodges, III, age 43, has served as Executive Vice President of the Company since its inception in January 1995. Mr. Hodges joined C&S National Bank (now Bank of America) in Atlanta, Georgia in March 1986, and was promoted to Credit Manager in the Factoring Division where he served until July 1987. From July 1987 to January 1995, he served as Vice President of the Thomasville Division of Trust Company Bank of South Georgia, N.A. In addition, Mr. Hodges serves as board member of several key organizations, including the Thomasville Downtown Development Authority. Mr. Hodges is also the past Chairman of the Thomasville/Thomas County Chamber of Commerce and past President of the Thomasville Music & Drama Troupe.

Harold L. Jackson, age 60, has been a director of the Company since March 1995. Mr. Jackson is the President and General Manager of Petroleum Products, Inc., a distributor of fuel and oil products to retail, industrial and agricultural customers throughout South Georgia. Mr. Jackson is also Chief Executive Officer of Jack Rabbit Foods, Inc. He currently serves as Chairman of the Board of Directors of the South Georgia Fellowship of Christian Athletes, and is Director of the Georgia Oilman’s Association. From 1992 to January 1995, Mr. Jackson served as a member of the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He is also a member and Past president of the Thomasville Shriners Club, a member of the Masonic Lodge and a member of the Hasan Temple.

Diane W. Parker, age 67, joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company’s Board of Directors in May 1999. Ms. Parker is the owner of The Gift Shop, Ltd. She is also Vice President of Williams & Parker, LLC and The Williams Family Foundation of Georgia. She is a past Vice Chairman of the Thomasville Antiques Show.

Class III directors serving for a term expiring at the 2010 Annual Meeting of Shareholders:

David A. Cone, age 43, joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company’s Board of Directors in May 1999. Mr. Cone is President of Cone Machinery, Inc., a manufacturer of sawmill equipment. He has served as President for eighteen years, previously serving as Vice President and Sales Manager. He is also President of PDK

Investments, Inc., a family owned Investment Company. He is currently a member of the Thomasville Y.M.C.A. Board of Directors. He is past President of the Thomasville Y.M.C.A.

Randall L. Moore, age 48, joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company’s Board of Directors in May 1999. Mr. Moore is President and Co-owner of Moore & Porter Produce of Thomasville, Inc., a wholesaler of vegetables. He is also Co-owner of S.M.P. Marketing Co. of Benton Harbor, Michigan, and Big Buck Bean Co. of Americus, Georgia. He currently serves on the Board of Directors of Glen Arven Country Club.

Cochran A. Scott, Jr., age 52, has served as a director of the Company since 1995. Mr. Scott has served as President of Scott Hotels, Inc., a hotel management and development company, since 1996. Mr. Scott is a former member of the Advisory Board of Directors of Trust Company Bank of South Georgia.

Proposal No. 2 Ratification of Independent Auditors

The Audit Committee has approved the selection of Francis & Co., CPAs as independent auditors of the Company for the year ending December 31, 2008, subject to ratification of this appointment by the shareholders of the Company. Francis & Co. is considered by management of the Company to be well qualified. The Company has been advised by Francis & Co. that neither it nor any of its members has any financial interest, direct or indirect, in either the Company or any of the Company’s subsidiaries in any capacity.

Representatives of Francis & Co. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Fees. The aggregate fees billed for professional services rendered by Francis & Co. for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s quarterly reports on Form 10-QSB were $90,400 for 2006 and $83,800 for 2007.

Audit-Related Fees. The aggregate fees billed by Francis & Co. for audit-related services were $3,700 for 2006 and $0 for 2007. These fees related to additional audit services in connection with securities and banking regulatory filings.

Tax Fees. The aggregate fees billed for professional services rendered by Francis & Co. for tax compliance, tax advice and tax planning were $8,150 for 2006 and $8,640 for 2007. These fees related to the preparation of federal, state and local tax returns.

All Other Fees. The aggregate fees billed by Francis & Co., other than for services reported above, were $6,089 in 2006 and $0 in 2007. These fees related to services provided in connection with securities and banking regulatory filings.

All services described above were pre-approved by the Audit Committee.

The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” ratification of the appointment of Francis & Co. as the Company’s independent auditors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

The Company’s Board of Directors presently consists of 11 members. The Board of Directors held twelve meetings during 2007. Each director, except for Diane Parker, attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served. It is the policy of the Company that the Company’s directors attend the annual meetings of shareholders, and eight directors attended the 2007 annual meeting of shareholders.

Board Independence

The Board has determined that Mr. Balfour, Mr. Cone, Dr. Hancock, Mr. Jackson, Mr. Moore, Ms. Parker, Mr. Scott and Mr. Singletary are “independent” within the meaning of the listing standards of The NASDAQ Stock Market, the exchange selected by the Company in order to determine whether its directors and committee members meet the independence criteria of a national securities exchange.

Committees of the Board of Directors

The Board of Directors of the Company has a standing Audit Committee. The Board of Directors of the Company does not have a Compensation Committee, as each of the officers of the Company is compensated solely by the Company’s wholly owned subsidiary, Thomasville National Bank (the “Bank”). The Board of Directors of the Bank does have a Compensation Committee, which is described below.

The Audit Committee, which met three times during 2007, reviews the affairs of the Company with the Company’s independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company’s internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company’s independent auditors. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s auditing accountants, or other accounting firms, other than as may be allowed by applicable law. The Audit Committee’s members are Messrs. Balfour, Hancock, Jackson, Scott and Singletary. The Audit Committee does not have an “audit committee financial expert,” as defined by SEC rules. The Board believes that the current members of the Audit Committee, as a whole based on their experiences and backgrounds, are qualified to effectively carry out the duties and responsibilities of the Audit Committee. Each Audit Committee member has significant experience in accounting and audit functions, internal controls and budget preparation and has an understanding of generally accepted accounting principles and financial statements. The Board of Directors has not adopted an Audit Committee Charter.

The Compensation Committee of the Bank, which met one time during 2007, is responsible for reviewing and making recommendations to the Board of Directors of the Bank with respect to compensation of executive officers and directors of the Company and the Bank. The Compensation Committee’s members are Messrs. Cheney, Cone, Hancock, and Singletary. Except for Mr. Cheney, the Company’s President and Chief Executive Officer, each member of the Compensation Committee is “independent” under the listing standards of The NASDAQ Stock Market. Decisions with respect to Mr. Cheney’s compensation are made by the independent members of the Compensation Committee with input from Mr. Cheney. The Compensation Committee does not have a charter.

Nomination of Directors

The Company does not have a Nominating Committee or a charter governing the nominating process. Director selection and review is conducted by the entire Board of Directors. All of the directors, other than Messrs. Cheney, Barrett and Hodges, are “independent” under the listing standards of The NASDAQ Stock Market. The Company believes that this is adequate for a small community financial institution. Each member of the Board of Directors has a long-standing relationship with the Company as a director, and the Company believes that these directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors. A description of the nominating process, including director nominees recommended by shareholders, is below.

It is the policy of the Board of Directors to seek and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make significant contributions to the Board, the Company and its shareholders. Desired qualities to be considered include:

Experience (in one or more of the following):

•	High-level leadership experience in business or administrative activities;
•	Breadth of knowledge about issues affecting the Company and its subsidiaries;
•	The ability and willingness to contribute special competencies to Board activities; and
•	The ability to read and understand financial statements.

Personal Attributes

•	Personal integrity;
•	Loyalty to the Company and concern for its success and welfare;
•	Willingness to apply sound and independent business judgment;
•	Awareness of a director’s vital role in the Company’s good corporate citizenship and its corporate image;
•	Availability for meetings and consultation on Company matters;
•	Contacts within the community; and
•	The willingness to assume Board and fiduciary responsibilities.

Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Nominations by the Board. In the case of incumbent directors whose terms are set to expire, the remaining directors on the Board will review such directors’ overall service to the Company during their term, including the number of meetings attended, their level of participation, quality of their performance and any transactions between such directors and the Company during their term in determining whether or not such incumbent directors should be nominated for re-election to the Board. In the case of new director candidates, the Board will seek candidates meeting the criteria set forth above from the Board’s network of contacts. However, if and when deemed appropriate by the Board, a professional search firm may also be utilized to identify qualified candidates.

Nominations by Shareholders. The Board will consider director candidates recommended by shareholders, provided the following procedures are followed by shareholders in submitting recommendations:

•	Shareholder nominations must be delivered in writing to the Secretary of the Company;
•

Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person’s other board memberships, if any; and

•	The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.

Submissions should be delivered to the Secretary of the Company not less than 60 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual shareholders meeting. Any submissions received after such date will not be considered until the following year’s annual shareholder meeting.

The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Shareholder Communications with the Board

The Board of Directors has implemented a process for shareholders to send communications to the Board. Shareholders who wish to communicate directly with the Board of Directors or any particular director should deliver any such communications in writing to the Secretary of the Company. The Secretary will compile any communications he or she receives from shareholders and deliver them periodically to the Board or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the shareholder.

Shareholder Proposals for 2009 Annual Meeting

The deadline for submission of shareholder proposals for inclusion in the Company’s proxy statement for the 2009 Annual Meeting of Shareholders is December 18, 2008. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2009 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by March 3, 2009, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and its senior financial officers, a copy of which was filed as Exhibit 14.1 to the Company’s Form 10-KSB for the year ended December 31, 2003.

No Family Relationships Among Directors and Officers

There are no family relationships between any director or executive officer of the Company or the Bank and any other director or executive officer of the Company or the Bank.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. The executive officers of the Company are as follows:

Name	Position with the Company
Stephen H. Cheney	President and Chief Executive Officer

Charles H. Hodges, III	Executive Vice President

Joel W. Barrett	Executive Vice President

Biographical information for Messrs. Cheney, Hodges and Barrett is in the section titled “Proposals to be Voted On – Proposal No. 1: Election of Directors,” above.

EXECUTIVE COMPENSATION

Compensation of Officers

The following table provides certain summary information for the fiscal year ended December 31, 2007 concerning compensation paid or accrued by the Company or the Bank to or on behalf of the three highest paid executive officers of the Company:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(3)		Total ($)
Stephen H. Cheney President and Chief Executive Officer (principal executive officer and principal financial officer)	2007 2006	$ $	200,000 185,000	$ $	60,000 55,500	$ $	0 0	$ $	2,197 2,197	-0- -0-	-0- -0-	$ $	9,000 11,000	$ $	271,197 253,697

Charles H. Hodges, III Executive Vice President	2007 2006	$ $	155,000 145,000	$ $	46,900 43,500	$ $	0 0	$ $	2,253 2,253	-0- -0-	-0- -0-	$ $	8,167 9,531	$ $	212,320 200,284

Joel W. Barrett Executive Vice President	2007 2006	$ $	150,000 130,000	$ $	53,000 44,000	$ $	0 0	$ $	2,253 2,253	-0- -0-	-0- -0-	$ $	7,782 8,192	$ $	213,035 184,445

(1)	The amount of perquisites and other personal benefits received did not exceed $10,000.
(2)	The dollar value represents the amounts recognized as expenses by the Company during 2007 for financial statement purposes in accordance with FASB 123(R), without considering estimated forfeitures. Expense is recognized in years during which the option vests.
(3)	These amounts represent the Company’s contributions to the Company’s 401(K) profit sharing plan.

Employment and Change in Control Agreements

Effective as of January 1, 2005 the Company and the Bank entered into employment agreements with the Company’s and the Bank’s President and Chief Executive Officer, Stephen H. Cheney, and Executive Vice President, Charles H. Hodges, III. Both employment agreements are for a term of four years. Under the agreements, the Bank will pay Mr. Cheney and Mr. Hodges an annual base salary of $170,000 and $135,000, respectively, and both officers will be eligible for individual bonuses of up to 30% of base salary per year as determined by the Compensation Committee of the Bank. Both officers are eligible for annual increases in base salary at the discretion of the Bank’s Board of Directors and based upon the review of the Compensation Committee and the financial performance of the Bank. In addition, each officer is entitled to participate in benefit plans offered generally to other employees or to a class of employees that includes senior executives, and each is entitled to receive the use of an automobile and a family membership in the Glen Arven Country Club located in Thomasville, Georgia.

The employment agreements are terminable by the majority vote of the Board of Directors of the Company and the Bank upon written notice to the respective officer. The agreements provide that loss of confidence by a Board of Directors in the leadership abilities of an officer is sufficient cause for termination. If either officer is terminated for any reason, the Company and the Bank shall have no further obligation other than for amounts owed to the officer on the date of termination. The employment agreements also contain non-competition and employee non-solicitation provisions that generally apply for a period of five years following the termination of employment. In the event such termination occurs as a result of a change in control (as defined in the employment agreements), the non-competition and non-solicitation provisions shall not apply.

Equity Compensation Plan Information

The Company maintains two equity compensation plans: (i) the Company’s 2006 Stock Incentive Plan, which authorizes the Company’s Board of Directors, or a Committee thereof, to grant awards of incentive stock options and non-qualified stock options to executive officers, employees, and non-employee directors of the Company and the Bank, and (ii) the Company’s bonus plan for executive officers (the “Bonus Plan”), under which the Company’s executive officers are eligible to receive bonuses in the form of the right to receive shares of the Company’s common stock. In addition, each of the Company’s Directors participates in the 2000 Directors’ Plan, under which the directors may defer compensation received for attending Board and Committee meetings in exchange for shares of the Company’s common stock to be issued upon termination of board service. For additional information regarding the 2000 Directors’ Plan, see “Compensation of Directors,” below.

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information at December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders (employee stock options)	17,864	$8.24	-

Equity compensation plans approved by security holders	120,000	22.61	-

Total	137,864	$20.74	-

The following table sets forth as of December 31, 2007, information concerning unexercised options and equity incentive plan awards for each named executive officer of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen H. Cheney President and Chief Executive Officer	0	19,500		$23.75	2021

Charles H. Hodges, III Executive Vice President	0	20,000		$23.75	2021

Joel W. Barrett Executive Vice President	0	20,000		$23.75	2021

Director Compensation

The directors of the Company received $500 for each board and committee meeting of the Company attended in 2007. Directors also received $200 for each Advisory Board meeting of TNB Financial Services, a division of the Bank, and $100 for each meeting of the Bank’s Trust Committee.

In 2000, the Board of Directors of the Company adopted a non-qualified deferred compensation plan (the “2000 Directors’ Plan”) for directors of the Company. Under the 2000 Directors’ Plan, a director may elect to defer receipt of all or a portion of his or her director’s fees that would otherwise be payable in cash. At the end of each month, the deferred fees are converted, using the fair market value of the Company’s stock on the date of the Company’s regularly scheduled monthly board meeting, into a hypothetical number of shares, or phantom shares, credited to the director’s account. The amount credited to the account will be paid, in shares of the Company’s common stock, to the director or his or her beneficiary upon termination of his or her directorship for any reason, including, without limitation, death, retirement or removal, or upon a change in control of the Company. Each director of the Company participates in the 2000 Directors’ Plan.

The following table sets forth as of December 31, 2007, information regarding director compensation.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles A. Balfour	$6,000		0	0	0	0	$6,000
Joel W. Barrett	$9,600		0	0	0	0	$9,600
Stephen H. Cheney	$15,000		0	0	0	0	$15,000
David A. Cone	$11,500		0	0	0	0	$11,500
Charles E. Hancock, M.D.	$6,500		0	0	0	0	$6,500
Charles H. Hodges, III	$15,800		0	0	0	0	$15,800
Harold L. Jackson	$6,000		0	0	0	0	$6,000
Randall L. Moore	$6,000		0	0	0	0	$6,000
Diane W. Parker	$9,100		0	0	0	0	$9,100
J. Mark Parker(2)	$0		0	0	0	0	$0
Cochran A. Scott, Jr.	$8,000		0	0	0	0	$8,000
Richard L. Singletary, Jr.	$16,400		0	0	0	0	$16,400

(1)	Consists of fees for attending Board and Committee meetings. Each director deferred all of his or her 2007 cash compensation pursuant to the 2000 Directors’ Plan.
(2)	Mr. Parker resigned from the Board of Directors of the Company effective July 3, 2007.

RELATED PARTY TRANSACTIONS

The Bank extends loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s 2007 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2007 for filing with the SEC.

Respectfully submitted, The Audit Committee Charles A. Balfour Charles E. Hancock, M.D. Harold L. Jackson Cochran A. Scott, Jr. Richard L. Singletary, Jr.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 20, 2008 with respect to ownership of the outstanding common stock of the Company by (i) each director and executive officer of the Company, (ii) all directors and executive officers of the Company, as a group, and (iii) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock. Unless otherwise indicated, the mailing address for each beneficial owner is care of Thomasville Bancshares, Inc., 301 N. Broad Street, Thomasville, Georgia 31792.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Shares (2)
Charles A. Balfour	48,309	(3)	1.6%
Joel W. Barrett	57,687	(4)	1.9%
Stephen H. Cheney	156,814	(5)	5.3%
David A. Cone	17,894	(6)	*
Charles E. Hancock, M.D.	66,970	(7)	2.3%
Charles H. Hodges, III	92,402	(8)	3.1%
Harold L. Jackson	30,710	(9)	1.0%
Randall L. Moore	65,152	(10)	2.2%
Diane W. Parker	47,259	(11)	1.6%
Cochran A. Scott, Jr.	76,538	(12)	2.6%
Richard L. Singletary, Jr.	155,622	(13)	5.2%
All executive officers and directors as a group (11 persons)	815,356	(14)	26.7%

*	Less than 1%.
(1)	Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
(2)	The percentages are based upon 2,964,243 shares outstanding.
(3)	Includes 10,000 shares held by Mr. Balfour as custodian for his children and 4,309 shares earned pursuant to the 2000 Directors’ Plan.
(4)	Includes 1,220 shares earned pursuant to the 2000 Directors’ Plan, and 4,217 shares earned pursuant to the Bonus Plan.
(5)	Includes 1,444 shares held in Mr. Cheney’s wife’s individual retirement account, 11,575 shares earned pursuant to the 2000 Directors’ Plan, and 5,186 shares earned pursuant to the Bonus Plan.
(6)	Includes 5,794 shares earned pursuant to the 2000 Directors’ Plan.
(7)	Includes 5,994 shares earned pursuant to the 2000 Directors’ Plan.
(8)	Includes 1,864 shares held by Mr. Hodges as custodian for his children, 10,838 shares earned pursuant to the 2000 Directors’ Plan, and 3,756 shares earned pursuant to the Bonus Plan.
(9)	Includes 4,710 shares earned pursuant to the 2000 Directors’ Plan.
(10)	Includes 5,152 shares earned pursuant to the 2000 Directors’ Plan.
(11)	Shares are held in trust in the name of Central Memphis Company, c/o First Tennessee Bank Trust Division. Includes 4,259 shares earned pursuant to the 2000 Directors’ Plan.
(12)	Includes 48,000 shares held by Mr. Scott as custodian for his children and 6,738 shares earned pursuant to the 2000 Directors’ Plan.

(13)	Includes 10,572 shares owned by Mr. Singletary’s wife, 20,000 shares held in Mr. Singletary’s wife’s individual retirement account, 400 shares held by Mr. Singletary as custodian for his children, and 12,190 shares earned pursuant to the 2000 Directors’ Plan. Mr. Singletary’s address is 102 Chukkars Drive, Thomasville, Georgia 31792.
(14)	Includes 72,779 shares earned pursuant to the 2000 Directors’ Plan and 13,159 shares awarded pursuant to the Bonus Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the year ended December 31, 2007, except two reports on Form 4 for Mr. Cone relating to two stock purchases, three reports on form 4 for Mr. Hodges relating to two stock purchases and one stock sale, and a Form 3 for Mr. Barrett.

OTHER MATTERS

Annual Report to Shareholders and Report on Form 10-K

Additional information concerning the Company, including financial statements, is provided in the Company’s 2007 Annual Report to Shareholders and Company’s Annual Report on Form 10-K for the year ended December 31, 2007 that accompanies this proxy statement. Copies of exhibits filed with the above reports or referenced therein will be furnished to shareholders of record upon written request and payment of the Company’s expenses in furnishing such documents therefore to Ms. Hollie W. Lloyd, SVP, at the offices of the Company, 301 North Broad Street, Thomasville, Georgia 31792.

Other Business

The Board of Directors knows of no other matters to be brought before the 2008 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

THOMASVILLE BANCSHARES, INC.

To be held on May 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen H. Cheney and Charles H. Hodges, III, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the “Company”) to be held on Tuesday, May 13, 2008, 5:30 p.m., local time, at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: (i) “for” Proposal No. 1 to elect the identified nominees to serve on the Board of Directors; and (ii) “for” Proposal No. 2 to ratify the appointment of Francis & Co., CPAs as independent auditors for the Company in 2008. If any other business is presented at the meeting, including a motion to adjourn the meeting, this proxy will be voted by the proxies in their best judgment.

1.	PROPOSAL to elect the four identified Class I directors to serve for a term of three years and until their successors are elected and qualified:

Charles A. Balfour Joel W. Barrett Stephen H. Cheney Richard L. Singletary, Jr.

	☐	FOR all nominees listed above (except as noted to the contrary below)	☐	WITHHOLD authority to vote for all nominees

To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below:

2.	PROPOSAL to ratify the appointment of Francis & Co., CPAs, as independent auditors for the Company in 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Dated: , 2008	Dated: , 2008

Signature of Shareholder	Signature of Shareholder (if held jointly)

Please Print Name	Please Print Name

NOTE: Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner must sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

If you plan to attend the Annual Meeting in person, please check the box below:

☐  Yes, I plan to attend the Annual Meeting of Shareholders.